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                                                                      EXHIBIT 99


                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                           PRINCIPAL FINANCIAL OFFICER


In connection with the Quarterly report of Orbis Development, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, James
A. Egide and William G. Isetta, Chief Executive Officer and Principal Financial Officer, respectively, of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ JAMES A. EGIDE
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James A. Egide
Chief Executive Officer
August 14, 2002

/s/  WILLIAM G. ISETTA
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William G. Isetta
Treasurer, Principal Financial Officer
August 14, 2002